SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2019

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $.01 par value	REG	The Nasdaq Stock Market LLC

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2019, the shareholders of Regency Centers Corporation (the “Company”) approved the amendment and restatement of the Company’s Omnibus Incentive Plan (the “Omnibus Plan”), previously referred to as the Regency Centers Corporation 2011 Omnibus Incentive Plan. The purpose of the Omnibus Plan is to attract, retain and motivate participating employees and to attract and retain well-qualified individuals to serve as members of the board of directors, consultants and advisors through the use of incentives based upon the value of the Company’s common stock. Awards under the Omnibus Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units or other stock-based awards as determined by the administrator of the Omnibus Plan.

The Omnibus Plan provides that an aggregate maximum of 7,000,000 shares of our common stock are reserved for issuance under the Omnibus Plan, subject to adjustment for certain corporate events. This number includes 3,000,000 shares previously approved by the shareholders. The number of shares reserved for issuance will be depleted on the grant date of an award by the maximum number of shares of common stock, if any, that may be issued under such award. Awards that may only be settled in cash will not deplete the number of shares reserved under the Omnibus Plan.

The Omnibus Plan was filed as Appendix B to the Company’s definitive proxy statement filed March 21, 2019 and the terms thereof are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 7, 2019, the Company held an annual meeting of its shareholders to vote on the following proposals:

Proposal One – Election of Directors: The board of directors nominated twelve nominees to stand for election at the 2019 meeting and each of the nominees were elected at the meeting. In accordance with the voting results listed below, the nominees were elected to serve until the 2020 annual meeting or until their successors are elected and qualified.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Martin E. Stein, Jr.	138,276,748	6,980,285	3,412,098	5,511,894
Joseph Azrack	148,026,490	592,234	50,407	5,511,894
Bryce Blair	141,258,367	7,367,055	43,709	5,511,894
C. Ronald Blankenship	142,455,958	6,168,972	44,201	5,511,894
Deirdre J. Evens	147,957,330	670,333	41,468	5,511,894
Thomas W. Furphy	148,079,851	537,978	51,302	5,511,894
Karin M. Klein	148,089,002	531,397	48,732	5,511,894
Peter D. Linneman	143,596,126	5,029,088	43,917	5,511,894
David P. O’Connor	147,597,571	1,023,770	47,790	5,511,894
Lisa Palmer	136,119,923	12,509,261	39,947	5,511,894
John C. Schweitzer	142,235,654	6,390,641	42,836	5,511,894
Thomas G. Wattles	142,357,733	6,268,016	43,382	5,511,894

Proposal Two – An Advisory Resolution on Executive Compensation for Fiscal Year 2018: Voting results for the Company’s executive compensation for fiscal year 2018 were as follows:

For	Against	Abstain	Broker Non-Votes
144,185,895	4,357,841	125,395	5,511,894

Proposal Three – Approval of Amendment and Restatement of the Omnibus Plan: The board of directors approved the amendment and restatement of the Company’s Omnibus Plan. The board of directors directed that the Omnibus Plan be submitted for approval by the shareholders at the annual meeting. The shareholders approved the Omnibus Plan in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
142,012,622	6,542,653	113,856	5,511,894

Proposal Four – Ratification of Independent Registered Public Accountant: The board of directors selected the accounting firm of KPMG LLP to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2019. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the shareholders at the annual meeting. The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2019 in accordance with the voting results listed below.

For	Against	Abstain
151,269,604	2,866,679	44,742

Item 9.01(d)	Financial Statements and Exhibits

Exhibit 10.1 Regency Centers Corporation Omnibus Incentive Plan (incorporated by reference to Appendix B to the Company’s definitive proxy statement filed March 21, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

May 9, 2019	By:	/s/ Barbara C. Johnston
Barbara C. Johnston, Senior Vice President and General Counsel

4